PROMISSORY NOTE

$400,000.00	Date: October 12, 2004

For value received, the undersigned Noninvasive Medical Technologies, L.L.C., a Michigan limited liability company, (“the Promisor”), at 3201 University Drive, Auburn Hills, MI 48326, promises to pay to the order of Conrad Kalitta (“the Payee”), at 48001 Denton Road, Belleville, Michigan 48111, (or at such place as the Payee may designate in writing) the sum of $400,000.00 with interest commencing on October 12, 2004, on the unpaid principal. The interest rate will be six percent (6%) per annum.

The principal and interest shall be paid on or before July 12, 2005.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any payment obligation under this Note is not paid when due, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note shall become due immediately, without demand or notice:

1)	the failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date;

2)	the filing of bankruptcy proceedings involving the Promisor as a Debtor;

3)	the application for appointment of a receiver of the Promisor;

4)	the making of a general assignment for the benefit of the Promisor’s creditors; or

5)	the insolvency of the Promisor.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee’s option.

This Note shall be construed in accordance with the laws of the State of Michigan.

Signed this 12th day of October, 2004, at Ann Arbor, Michigan.

PROMISOR:

Noninvasive Medical Technologies, L.L.C.

By: /s/ Ronald McCaughan
Ronald McCaughan